AMENDED AND RESTATED
                             --------------------
                                  BYLAWS OF
                                  ---------
                                 HUNTCO  INC.
                                 ------------


                                  ARTICLE I
                                  ---------

                                   OFFICES
                                   -------

           1. PRINCIPAL OFFICE. The principal office of the Corporation shall be located at such place, either within or without the State of Missouri, as the Board of Directors shall designate from time to time.

           2. REGISTERED OFFICE AND AGENT. The Corporation shall have and continuously maintain a registered office and a registered agent within the State of Missouri. The Board of Directors, from time to time by resolution, may change the registered agent and the address of the registered office.

           3. ADDITIONAL OFFICES. The Corporation may also have offices and branch offices at such other places as the Board of Directors from time to time may designate or the business of the Corporation may require.


                                  ARTICLE II
                                  ----------

                                     SEAL
                                     ----

          The seal of the Corporation shall be a circular impression with the name of the Corporation in the upper portion of the rim thereof, the word "MISSOURI" in the lower portion of the rim thereof, and the word "SEAL" in the center. The corporate seal, or a facsimile thereof, may be impressed or affixed or in any manner reproduced. The Board of Directors, by resolution, may change the form of the corporate seal from time to time.


                                  ARTICLE III
                                  -----------

                           MEETINGS OF SHAREHOLDERS
                           ------------------------

           1. PLACE. All meetings of the shareholders shall be held at such place within or without the State of Missouri as may be designated by the Board of Directors at a meeting held not less than ten (10) days prior to such meeting of shareholders. In the event the Board of Directors fails to designate a place for the meeting to be held, then the meeting shall be held at the principal office of the Corporation. Anything to the contrary in this
Article III notwithstanding, any meeting of shareholders called expressly for the purpose of removing one (1) or more Directors shall be held at the registered office or principal business office of the Corporation in this state or in the city or county in this state in which the principal business office of the Corporation is located.


           2. ANNUAL MEETING. An annual meeting of shareholders for the election of Directors and the transaction of such other business as may properly come before the meeting shall be held on the first Thursday of May of each year. If such day is a legal holiday, then the annual meeting will be held on the next business day.

           3. SPECIAL MEETINGS. Special meetings of the shareholders will be called by the Secretary upon request of the Chairman or Chief Executive Officer or a majority of the members of the Board of Directors or upon the request of the holders of not less than one-fifth (1/5) of the outstanding vote of the Corporation's stock.

           4. NOTICE. Notice, given as provided in Article X of these Bylaws, of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, is required to be delivered or given as provided in Article X of these Bylaws not less than ten (10) nor more than seventy (70) days prior to the date of said meeting.

           5. QUORUM. The holders of a voting majority of the shares of stock issued and outstanding and entitled to vote at any meeting, present in person or represented by proxy, constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law, by the Articles of Incorporation or by these Bylaws; provided, however, that in the absence of such quorum, the holders of a voting majority of such shares present and voting at said meeting, either in person or by proxy, have the right successively to adjourn the meeting to a specified date not longer than ninety (90) days after such adjournment, and no notice of such adjournment need be given to shareholders not present at the meeting. In all matters, every decision of a majority of the votes entitled to be cast on the subject matter and which are represented in person or by proxy at a meeting at which a quorum is present shall be valid as an act of the shareholders, unless a larger vote is required by law, by these Bylaws or the Articles of Incorporation. Shares represented by a proxy which directs that the shares be voted to abstain or to withhold a vote on a matter shall be deemed to be represented at the meeting as to such matter.

           6. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof.


                            ARTICLE IV
                                  ----------

                               VOTING PROCEDURE
                               ----------------

           1. LIST OF VOTERS. The officers having charge of the transfer book for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting at least ten (10) days before such meeting. Said list shall be arranged in alphabetical order with the address and the number of shares held by each. Said list shall be kept on file at the registered office or the principal place of business of the Corporation within the State of Missouri, at least ten (10) days prior to such meeting, and shall be open to the inspection of any shareholder during said period and up to the adjournment of the meeting. The original share ledger or transfer book or a duplicate thereof kept in the State of Missouri shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

           2. INSPECTORS. Every meeting of the shareholders shall be called to order by the Chairman or Chief Executive Officer, Vice Chairman, President, Secretary or persons calling said meeting. If the object of said meeting be to elect Directors or to take a vote of the shareholders on any proposition, then, if requested to do so by any officer of the Corporation or the holders of a voting majority of shares present at such meeting, in person or by proxy, the person presiding at said meeting shall appoint not less than two (2) persons who are not Directors as inspectors to receive and canvass the votes given at such meeting and certify the results to the person presiding. In all cases where the right to vote upon any share or shares shall be questioned, it shall be the duty of the inspectors or the persons conducting the vote to require the transfer books as evidence of shares held, and all shares that may appear standing thereon in the name of any person or persons shall be entitled to be voted upon by such person or persons directly to themselves or by proxy.

           3. INSPECTORS' OATH. Any inspector, before he shall enter upon the duties of his office, shall take and subscribe the following oath before any officer authorized by law to administer oaths: "I do solemnly swear that I will execute the duties of an inspector of the election now to be held with strict impartiality and according to the best of my ability."

           4. CLOSE OF TRANSFER BOOKS. At each meeting of the shareholders, whether annual or special, the transfer books of the Corporation shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder. The Board of Directors shall have the power to close the transfer books, or fix in advance a date not exceeding seventy (70) days preceding the date of any meeting of shareholders as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting. If the Board of Directors shall not have closed the transfer books of its shareholders entitled to notice of, and to vote at, a meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the twentieth (20th) day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting and any adjournment of the meeting.


                                   ARTICLE V
                                   ---------

                                    VOTERS
                                    ------

           1. ELIGIBLE VOTERS. Any shareholder owning one or more shares of stock on record in the stock books of the Corporation on the record date or on the date of closing of the transfer books of the Corporation as provided in paragraph 4 of Article IV of these Bylaws shall be eligible to vote at any meeting of shareholders; provided, however, that no person shall be admitted to vote on any shares belonging or hypothecated to the Corporation. On each matter submitted to a vote, including the election of Directors of this Corporation, each such Class A common shareholder shall have as many votes as he has Class A common shares of stock in this Corporation. Each Class B common shareholder shall have ten (10) times as many votes as he has Class B common shares of stock in this Corporation.

           2. PROXIES. A shareholder may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney in fact. No proxy shall be valid after eleven months from the date of execution unless otherwise provided in the proxy.


                                  ARTICLE VI
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------

           1. MANAGEMENT AND NUMBER. The property, business and affairs of the Corporation shall be controlled and managed by a Board of Directors. Six (6) Directors shall constitute the first Board of Directors. Thereafter the number of Directors on the Board of Directors shall be fixed, from time to time, by resolutions adopted by the Board, but shall not be less than three
(3) persons. The Board shall be divided into three classes whose terms expire at different times. At the annual shareholders' meeting to be held in 1994, two (2) Directors shall be elected for a term of one (1) year; two (2) Directors for a term of two (2) years; and two (2) Directors for a term of three (3) years. At each subsequent annual shareholders' meeting, successors to the class of Directors whose terms expire that year shall be elected to hold office for a term of three (3) years. Notwithstanding the provisions of any other Article herein, this Section of the Bylaws may not be amended or repealed without the consent of the holders of two-thirds of the outstanding votes of the Corporation.

           2. VACANCIES. Whenever any vacancy on the Board of Directors shall occur for any reason, a majority of the remaining Directors then in office, even if that majority is less than a majority of the entire Board of Directors, may fill the vacancy or vacancies so created until a successor or successors shall be duly elected by the shareholders and shall qualify. The Board of Directors may apportion any increase or decrease in Directorships among the classes as nearly equal in number as possible. Notwithstanding the provisions of any other Article herein, only the remaining Directors of the Corporation shall have the authority, in accordance with the procedure stated above, to fill any vacancy which exists on the Board of Directors.

           3. REMOVAL FOR FAILURE TO MEET QUALIFICATIONS. Any Director of the Corporation may be removed for cause by action of a majority of the entire Board of Directors if the Director to be removed, at the time of removal, shall fail to meet the qualifications stated in the Articles of Incorporation or these Bylaws for election as a Director or shall be in breach of any agreement between such Director and the Corporation relating to such Director's services as a Director or employee of the Corporation. Notice of any proposed removal shall be given to all Directors of the Corporation prior to action thereon.

           4. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business by the Board of Directors. Any act or decision of the majority of the Directors present at a meeting at which a quorum is present shall be the act or decision of the Board of Directors.

           5. PLACE OF MEETINGS. Meetings of Directors shall be held at the principal office of the Corporation or such other place or places, either within or without the State of Missouri, as may be agreed upon by the Board of Directors. Members of the Board of Directors may also participate in meetings of the board by means of conference telephone or other communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall be deemed presence in person at the meeting for all purposes.

           6. REGULAR AND SPECIAL MEETINGS. Regular meetings of the Board of Directors shall be held as frequently and at such time and place as may be determined by the Board of Directors from time to time. Special meetings of the Board of Directors shall be called by the Secretary at any time on request of the Chairman or Chief Executive Officer, Vice Chairman, President or two
(2) members of the Board of Directors.

           7. NOTICE. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors may be held upon one (1) days notice, given as provided in Article XII of these Bylaws.

           8. INTEREST IN TRANSACTIONS. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other Corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less then a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized or approved by the Board of Directors, a committee thereof, or the shareholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee which authorizes the contract or transaction.

           9. COMPENSATION. By resolution of the Board of Directors, each Director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors or a committee thereof and may be paid a stated salary as Director or a fixed sum for attendance at each such meeting or both, and may also be paid such other compensation, in whatever form, as shall be determined by the Board of Directors. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

          10. EXECUTIVE COMMITTEE. The Board of Directors may appoint two or more Directors to constitute an Executive Committee and may vest such committee with all or any portion of the powers vested by law or in these bylaws in the full Board of Directors and may provide for rules of procedure to govern the operation of such committee; provided that in no event shall the Executive Committee have the power to fill vacancies on the Board of Directors, fill vacancies on the Executive Committee or approve amendments of these bylaws or the Articles of Incorporation of the Corporation.

          11. AUDIT COMMITTEE. The Board of Directors may appoint two or more Directors to constitute an Audit Committee and may, by resolution, establish the authority and function of such committee and provide for rules of procedure to govern the operation of such committee. At least two of the members of the Audit Committee shall not be employees of the Corporation and shall otherwise be independent of management and free from any relationships that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

          12. COMPENSATION COMMITTEE. The Board of Directors may appoint two or more Directors to constitute a Compensation Committee and may, by resolution, establish the authority and function of such committee and provide for rules of procedure to govern the operation of such committee.

          13. OTHER COMMITTEES. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more other committees, each committee to be composed of two or more members of the Board of Directors. Each such committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation.

          14. INFORMAL ACTION BY DIRECTORS. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all the Directors. The consents shall have the same force and effect as a unanimous vote of the Directors at a meeting duly held, and may be stated as such in any certificate or document filed under the provisions of the General and Business Corporation Law of Missouri. The Secretary shall file the consents with the minutes of the meetings of the Board of Directors.


                                  ARTICLE VII
                                  -----------

                                   OFFICERS
                                   --------

           1. OFFICERS. The Officers of the Corporation shall be a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President and a Secretary, and such other additional officers, including Vice Presidents, a Treasurer, and Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same individual.

           2. ELECTION AND TERM. The Officers of the Corporation shall be elected by a majority of the whole number of the Board of Directors, and shall hold office at the pleasure of the Board of Directors. At any meeting the Board of Directors may elect such other officers and agents as it shall deem necessary, who shall hold office at the pleasure of the Board of Directors, and who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.

           3. REMOVAL. Any officer elected by the Board of Directors may be removed by the affirmative vote of a majority of the entire Board of Directors whenever in its judgment the interests of the Corporation will be served thereby.





                           ARTICLE VIII

                        DUTIES OF OFFICERS

          1. CHAIRMAN OF THE BOARD. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board of Directors, except as may be otherwise required under the law of Missouri. He shall act in an advisory capacity with respect to matters of policy and other matters of importance pertaining to the affairs of the Corporation. He, alone or with the Vice Chairman of the Board, the President and/or the Secretary shall sign and send out reports and other messages which are to be sent to shareholders from time to time. He shall also perform such other duties as may be assigned to him by these By-Laws, the Board of Directors or, if applicable, the Chief Executive Officer.

          2. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board shall, in the absence of the Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He shall perform such other duties as may be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

          3. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the general and active management and supervision of the business of the Corporation. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall also perform such other duties as may be assigned to him by these By-Laws or the Board of Directors. The Chief Executive Officer shall designate who shall perform the duties of the Chief Executive Officer in his absence.

          4. PRESIDENT. The President shall, in the absence of the Chairman of the Board or the Vice Chairman of the Board, preside at all meetings of the shareholders and of the Board of Directors. He shall perform such other duties as may be assigned to him by these By-Laws, the Board of Directors or the Chief Executive Officer.

          5. EXECUTIVE, SENIOR, GROUP AND OTHER VICE PRESIDENTS. Each Executive Vice President, Senior Vice President, Group Vice President and other Vice President shall perform the duties and functions and exercise the powers assigned to him by the Board of Directors or the Chief Executive Officer.

          6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors and, when appropriate, shall cause the corporate seal to be affixed to any instruments executed on behalf of the Corporation. The Secretary shall also perform all duties incident to the office of the Secretary and such other duties as may be assigned to him by these By-Laws, the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer.

          7. ASSISTANT SECRETARIES. The Assistant Secretaries shall, during the absence of the Secretary, perform the duties and functions and exercise the powers of the Secretary. Each Assistant Secretary shall perform such other duties as may be assigned to him by the Board of Directors, the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer or the Secretary.

          8. TREASURER. The Treasurer shall have the custody of the funds and securities of the Corporation and shall deposit them in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or by any officer or officers authorized by the Board of Directors to designate such depositories; disburse funds of the Corporation when properly authorized by vouchers prepared and approved by the Controller; and invest funds of the Corporation when authorized by the Board of Directors or a committee thereof. The Treasurer shall render to the Board of Directors, the Chief Executive Officer, the Senior Vice President-Finance or the Vice President-Finance, whenever requested, an account of all his transactions as Treasurer and shall also perform all duties incident to the office of Treasurer and such other duties as may be assigned to him by these By-Laws, the Board of Directors, the Chief Executive Officer, the Senior Vice President-Finance or the Vice President-Finance.

          9. ASSISTANT TREASURERS. The Assistant Treasurers shall, during the absence of the Treasurer, perform the duties and functions and exercise the powers of the Treasurer. Each Assistant Treasurer shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the Senior Vice President-Finance, the Vice President-Finance or the Treasurer.

          10. CONTROLLER. The Controller shall keep full and accurate account of receipts and disbursements in books of the Corporation and render to the Board of Directors, the Chief Executive Officer, the Senior Vice President-Finance or the Vice President-Finance, whenever requested, an account of all his transactions as Controller and of the financial condition of the Corporation. The Controller shall also perform all duties incident to the office of Controller and such other duties as may be assigned to him by these By-Laws, the Board of Directors, the Chief Executive Officer, the Senior Vice President-Finance or the Vice President-Finance.

          11. ASSISTANT CONTROLLERS. The Assistant Controllers shall, during the absence of the Controller, perform the duties and functions and exercise the powers of the Controller. Each Assistant Controller shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer, the Senior Vice President-Finance, the Vice President-Finance or the Controller.


                                  ARTICLE IX
                                  ----------

                               INDEMNIFICATION
                               ---------------

               (1) The Corporation, except as provided in paragraph (2), shall indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether criminal, civil, administrative or investigative, including without limitation any action by or in the right of the Corporation, by reason of the fact that he was or is a director or officer of the Corporation or is or was a director or officer of the Corporation who is or was serving at the request of the Corporation as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise; against expenses, including attorneys' fees, judgments, fines, taxes and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if such person's conduct is not finally adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct. The right to indemnification conferred in this paragraph shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any actual or threatened civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding. Such right will be conditioned upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such right shall survive any amendment or repeal of this Article with respect to expenses incurred in connection with claims, regardless of when such claims are brought, arising out of acts or omissions occurring prior to such amendment or repeal. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

               (2) If a claim under paragraph (1) of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under The General and Business Corporation Law of Missouri for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in The General and Business Corporation Law of Missouri, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

               (3) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, partner, trustee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               (4) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

               (5) For the purposes of this Article, references to the "Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

               (6) For purposes of this Article, the term "other enterprise" shall include employee benefit plans; the term "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and the term "serving at the request of the Corporation" shall include any service as a director, officer, employee, partner, trustee or agent of, or at the request of, the Corporation which imposes duties on, or involves services by, such director, officer, employee, partner, trustee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

               (7) In the event any provision of this Article shall be held invalid by any court of competent jurisdiction, such holding shall not invalidate any other provision of this Article and any other provisions of this Article shall be construed as if such invalid provision had not been contained in this Article. In any event, the Corporation shall indemnify any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation who is or was serving at the request of the Corporation as a director, officer, agent, employee, partner or trustee of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted under Missouri law, as from time to time in effect.


                                   ARTICLE X
                                   ---------

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS
                     -------------------------------------

          1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

          3. CHECKS, DRAFTS, AND SIMILAR INSTRUMENTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.


                                  ARTICLE XI
                                  ----------

                      CERTIFICATES OF STOCK AND TRANSFERS
                      -----------------------------------

          1. ISSUANCE. Certificates of stock of the Corporation shall be issued and signed by the Chairman of the Board, Vice Chairman of the Board, President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall bear the corporate seal. Any and all of the foregoing signatures may be facsimile. Such seal may be facsimile, engraved or printed. Certificates shall be numbered consecutively and registered as they are issued. They shall indicate, upon their face, among other things, the owner's name, the number and class of shares of stock represented by the certificate, the par value of shares of such class, the date of its issuance and the manner in which the shares may be transferred.

          2. TRANSFERS. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by his attorney lawfully constituted in writing, and upon surrender of such certificate properly endorsed.

          3. TRANSFER BOOKS. Proper books shall be kept under the direction of the Secretary, showing the ownership and transfer of all certificates of stock. The Board of Directors shall have power to close said transfer books of the Corporation for a period not exceeding seventy (70) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion of shares shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding seventy (70) days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of shares. In such case, such shareholders and only such shareholders as shall have been shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after such date of closing of the transfer books or such record date fixed as aforesaid.

          4. HOLDERS OF RECORD. The Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Missouri.


                           ARTICLE XII

                              NOTICE

          1. NOTICE DEEMED GIVEN. Whenever under the provisions of these Bylaws notice is required to be delivered to any Director, officer or shareholder, such notice shall be deemed to be delivered when deposited in the United States mail with postage thereon prepaid, or dispatched by telecopy or prepaid telegram, addressed to such individual at his address as it appears on the records of the Corporation, or when delivered in person to the individual.

          2. ATTENDANCE AS WAIVER. Notice of any meeting required to be given under the provisions of these Bylaws or the laws of the State of Missouri shall be deemed waived by the attendance at such meeting of the party or parties entitled to notice thereof, except where a party or parties attend a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          3. WAIVER OF NOTICE. Any notice required to be given under the provisions of these Bylaws or the laws of the State of Missouri may be waived by the persons entitled thereto signing a waiver of notice before or after the time of said meeting, and such waiver shall be deemed equivalent to the giving of such notice. Such waiver of notice may be executed in person by the party entitled thereto or by his agent duly authorized in writing so to do.



                                 ARTICLE XIII
                                 ------------

                                  AMENDMENTS
                                  ----------

          1. BY SHAREHOLDERS. These Bylaws, or any of them, or any additional or supplementary Bylaws, may be altered, amended or repealed, and new Bylaws may be adopted at any annual meeting of the shareholders without notice, or at any special meeting the notice of which shall set forth the terms of the proposed Bylaw or action to be taken on any Bylaw, by holders of a voting majority of the shares represented in person or by proxy and entitled to vote at such annual or special meeting, as the case may be.

          2. BY DIRECTORS. To the extent provided for in the Articles of Incorporation, the Board of Directors shall also have the power to adopt new Bylaws, and to amend, alter and repeal these and any additional and supplementary Bylaws, at any regular or special meeting of the Board of Directors. Notice of any such action to be taken on any Bylaws need not be included in the call of said meeting.


                                  ARTICLE XIV
                                  -----------

                                  FISCAL YEAR
                                  -----------

          The fiscal year of the Corporation shall end each December 31.


                                  ARTICLE XV
                                  ----------

                                   DIVIDENDS
                                   ---------

          The Board of Directors may from time to time, declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.